UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

60 East 42nd St. Associates L.L.C.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-02670

A New York Limited Liability Company	13-6084254
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Grand Central Place, 60 East 42nd Street, New York, New York 10165

(Address of principal executive offices, including zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Written consent to the following three proposals by participants in 60 East 42nd St. Associates L.L.C. (the “Company”) was solicited by the supervisor of the Company: (i) a proposal to approve a consolidation transaction, (ii) a third-party portfolio proposal and (iii) voluntary pro rata reimbursement for litigation and arbitration costs. The period for consenting to the consolidation for those who received the buyout notice described below, terminated on June 28, 2013.

Each proposal is described in detail in the prospectus/consent solicitation statement of Empire State Realty Trust, Inc. dated January 21, 2013, as supplemented, which was filed with the Securities and Exchange Commission.

A Form 8-K for 250 West 57th St. Associates L.L.C. is being filed today reporting its voting results, and this Form 8-K is being filed simultaneously with it. A Form 8-K for Empire State Building Associates L.L.C. will be filed reporting its voting results on conclusion of its buyout period.

1. The proposal to approve the consolidation transaction.

This proposal received the consent of 100% of the participants in each group. This result includes participants who voted in favor of the consolidation after receipt of the buyout notice. Following the receipt of the required supermajority approval, each participant who had voted against, or abstained, or not submitted a consent form regarding the consolidation proposal, was sent a 10-day buyout notice and had until June 28, 2013 to consent to the consolidation proposal. All participants who received the buyout notice consented to the consolidation proposal, and no participation interests were bought out.

Consents from participants in each of the participating groups holding more than the required super-majority (90%) of the participating interests were received prior to sending the buyout notices on June 17, 2011. The vote results detailed below represent final results, as certified by Corporate Election Services, the Inspector of Election, through the date the buyout notices were sent:

	FOR	AGAINST	ABSTAIN
Group 001	990,000.00 - 99.0%	0.00 - 0.0%	0.00 - 0.0%
Group 002	983,750.00 - 98.4%	0.00 - 0.0%	0.00 - 0.0%
Group 003	980,000.00 - 98.0%	10,000.00 - 1.0%	0.00 - 0.0%
Group 004	940,000.01 - 94.0%	36,666.66 - 3.7%	0.00 - 0.0%
Group 006	975,000.00 - 97.5%	0.00 - 0.0%	0.00 - 0.0%
Group 007	982,500.00 - 98.3%	2,500.00 - 0.3%	0.00 - 0.0%
Group 008	990,000.00 - 99.0%	0.00 - 0.0%	0.00 - 0.0%

2. The proposal to approve the third-party portfolio transaction.

The results through the date the buyout notices were sent, as certified by Corporate Election Services, the Inspector of Election, are as follows:

	FOR	AGAINST	ABSTAIN
Group 001	921,666.67 - 92.2%	50,000.00 - 5.0%	18,333.33 - 1.8%
Group 002	831,666.67 - 83.2%	111,666.68 - 11.2%	40,416.67 - 4.0%
Group 003	871,249.99 - 87.1%	107,500.01 - 10.8%	11,250.00 - 1.1%
Group 004	743,166.67 - 74.3%	162,500.00 - 16.3%	71,000.00 - 7.1%
Group 006	831,043.48 - 83.1%	113,956.52 - 11.4%	30,000.00 - 3.0%
Group 007	841,111.12 - 84.1%	97,500.00 - 9.8%	46,388.88 - 4.6%
Group 008	879,659.10 - 88.0%	66,174.24 - 6.6%	44,166.66 - 4.4%

This proposal was not approved because consents from participants in each of the participating groups holding more than the required super-majority (90%) of the participating interests were not received.

3. The proposal to consent to voluntary pro rata reimbursement for litigation and arbitration costs.

The results through the date the buyout notices were sent, as certified by Corporate Election Services, the Inspector of Election, are as follows:

	FOR	AGAINST	ABSTAIN
Group 001	353,611.10 - 35.4%	618,888.90 - 61.9%	17,500.00 - 1.8%
Group 002	330,833.32 - 33.1%	562,916.67 - 56.3%	90,000.00 - 9.0%
Group 003	508,250.00 - 50.8%	449,833.34 - 45.0%	31,916.66 - 3.2%
Group 004	350,666.67 - 35.1%	437,416.67 - 43.7%	188,583.33 - 18.9%
Group 006	414,210.20 - 41.4%	484,373.14 - 48.4%	76,416.66 - 7 .6%
Group 007	363,611.11 - 36.4%	587,500.01 - 58.8%	33,888.88 - 3.4%
Group 008	467,083.33 - 46.7%	489.128.78 - 48.9%	33,787.89 - 3.4%

This consent is binding on an individual basis on each participant that consented to the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

60 East 42nd St. Associates L.L.C.

Date: July 5, 2013	By:	/s/ Mark Labell
		Name:	Mark Labell
		Title:	Senior Vice President – Finance Malkin Holdings LLC, Supervisor*

*	The Company is a limited liability company supervised by Malkin Holdings LLC. Accordingly, this Form 8-K is being signed by a senior executive of Registrant’s supervisor.